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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1998 Special Stock Option Plan of BeautiControl Cosmetics, Inc. of our report dated January 2, 1998, with respect to the consolidated financial statements of BeautiControl Cosmetics, Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 1997, filed with the Securities and Exchange Commission.



                                                 ERNST & YOUNG LLP



Dallas, Texas
December 16, 1998